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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-120718 of Langer, Inc., of our report dated March 22, 2002 with respect to the combined balance sheets of Benefoot, Inc. and Affiliate as of December 31, 2001 and 2000, and the related combined statements of income, cash flows, and stockholders' equity for the years then ended appearing in the Prospectus, which is part of this Registration Statement and to us under the heading "Experts" in such Prospectus.

TRACHTENBERG & PAUKER, LLP

Woodbury, New York
March 29, 2005

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CONSENT OF INDEPENDENT AUDITORS